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                                                                      EXHIBIT 21

                                 VF CORPORATION
                         SUBSIDIARIES OF THE CORPORATION

Following is a listing of the significant subsidiaries of the Corporation, at January 4, 2003:

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                 Name                         Jurisdiction of Organization
----------------------------------------      ----------------------------
Bulwark Protective Apparel, Ltd.                        Canada
H.I.S sportswear AG                                     Germany
JanSport Apparel Corp.                                  Delaware
JanSport, Inc.                                          Delaware
Les Dessous Boutique Diffusion S.A.                     France
The H. D. Lee Company, Inc.                             Delaware
The North Face Apparel Corp.                            Delaware
The North Face, Inc.                                    Delaware
The North Face (Europe) Limited                         United Kingdom
Vanity Fair, Inc.                                       Delaware
Vives Vidal Vivesa, S.A.                                Spain
VF Chile S.A.                                           Chile
VF Diffusion S.a r.l.                                   France
VF de Argentina S.A.                                    Argentina
VF do Brasil Ltda.                                      Brazil
VF Ege Soke Giyim Sanayi ve Ticaret A.S.                Turkey
VF Europe B.V.B.A.                                      Belgium
VF Factory Outlet, Inc.                                 Delaware
VF Germany Textil-Handels GmbH                          Germany
VF Imagewear, Inc.                                      Delaware
VF Intimates, LP                                        Delaware
VF Investments S.a r.l.                                 Luxembourg
VF Luxembourg S.a r.l.                                  Luxembourg
VF Italia, S.r.l.                                       Italy
VF (J) France, S.A.                                     France
VF Jeanswear Limited Partnership                        Delaware
VF Lingerie (France) S.A.                               France
VF Northern Europe Ltd.                                 United Kingdom
VF Playwear, Inc.                                       Delaware
VF Polska Sp. zo.o.                                     Poland
VF Scandinavia A/S                                      Denmark
VFJ Credit Corp.                                        Delaware
Wrangler Apparel Corp.                                  Delaware
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Excludes subsidiaries which, if considered as a single subsidiary or after taking into account the elimination of intercompany accounts, would not constitute a significant subsidiary. Subsidiaries are 100% owned unless otherwise indicated.